Carriage Services Announces Strong Third Quarter 2024 Results and Increases Full-Year 2024 Outlook
Conference call on Thursday, October 31, 2024 at 9:30 a.m. central time
HOUSTON - October 30, 2024 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the third quarter ended September 30, 2024.
Company Highlights:
•A 27.1% increase in consolidated cemetery preneed sales, and an increase of 3.1% in consolidated funeral average revenue per contract, helped drive revenue of $100.7 million, representing growth of 11.3% over the prior year quarter;
•GAAP net income growth of 112.4%, and Adjusted Consolidated EBITDA growth of 26.7%, over the prior year quarter;
•GAAP diluted EPS of $0.63 and adjusted diluted EPS of $0.64, compared to $0.30 and $0.33 in the prior year quarter, a growth of 110% and 94%, respectively;
•Leverage ratio lowered to 4.3x from 5.3x at the same period last year, as the Company paid down $15.0 million of debt on its credit facility during the third quarter;
•The Company increased its guidance for 2024 to $395-$405 million in total revenue, adjusted consolidated EBITDA of $120-$125 million, and adjusted diluted EPS of $2.45-$2.55. Adjusted free cash flow remains at $55-$65 million; and
•The Board of Directors has elected Edmondo Robinson to serve as an independent director effective October 30, 2024.
Carlos Quezada, Vice Chairman and CEO, stated, “I am pleased to announce that our growth continues with another strong quarter of performance. Our cemetery sales team achieved a notable increase of 27.1% year-over-year in preneed sales, affirming the continued effectiveness of our cemetery sales growth strategy. Together with an increase of 3.1% in our funeral average revenue per contract, these factors significantly propelled our total revenue, which grew by 11.3% over the same period last year. This marks the third straight quarter of exceeding $100 million of revenue, a first for Carriage.
Our strategic approach to preneed funeral sales also yielded remarkable results, with preneed funeral commission income surging by an impressive 415.4% to $1.6 million from $312 thousand in the previous year’s quarter. This significant revenue boost, along with diligent cost management, contributed to our Adjusted Consolidated EBITDA of $30.7 million, growth of 26.7% or $6.5 million, and Adjusted Consolidated EBITDA Margin improvement of 373 basis points to 30.5%, up from 26.8% over the same period last year.
Additionally, our GAAP diluted earnings per share totaled $0.63, marking an increase of 110% or $0.33 over last year’s $0.30. Adjusted diluted earnings per share also increased 93.9% to $0.64, compared to $0.33 in the third quarter of last year.
We are pleased to welcome Edmondo Robinson to our Board of Directors. Edmondo brings over 25 years of executive leadership and management experience in digital health and innovation in healthcare delivery, along with public company board experience. Edmondo holds a Bachelor in Science in Animal Physiology and Neuroscience from the University of California, San Diego, a Master’s degree in Business Administration from the Wharton School at the University of Pennsylvania, a medical degree from the University of California, Los Angeles, and a Master’s Degree in Health Policy Research from the University of Pennsylvania. Edmondo’s experience and knowledge will further strengthen our commitment to driving long-term growth and shareholder value.
The third quarter delivered impressive success, and we are delighted with our progress and performance. The execution of our strategic objectives surpasses our already high expectations, and we look forward to continuing to execute our plan,” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three months ended September 30,		Nine months ended September 30,
(in millions, except volume, average, margins and EPS)	2024	2023	2024	2023

GAAP Metrics:
Total revenue	$100.7	$90.5	$306.5	$283.7
Operating income	$22.9	$15.7	$60.7	$57.1
Operating income margin	22.7%	17.3%	19.8%	20.1%
Net income	$9.9	$4.6	$23.1	$21.8
Diluted EPS	$0.63	$0.30	$1.48	$1.39
Cash provided by operating activities	$20.8	$22.7	$42.7	$61.8

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$30.7	$24.3	$96.9	$80.7
Adjusted consolidated EBITDA margin	30.5%	26.8%	31.6%	28.5%
Adjusted diluted EPS	$0.64	$0.33	$2.02	$1.42
Adjusted free cash flow	$20.0	$21.4	$42.6	$42.3

Cemetery Operating Metrics(2):
Preneed interment rights (property) sold	3,511	2,736	11,107	8,521
Average price per preneed interment right sold	$5,360	$5,196	$5,414	$5,052

Funeral Operating Metrics(3):
Funeral contracts	10,713	10,842	33,293	34,159
Average revenue per funeral contract(4)	$5,540	$5,399	$5,561	$5,377
Burial rate	31.6%	32.5%	32.4%	33.1%
Cremation rate	60.7%	59.5%	59.8%	59.1%

(1) We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

(2) Metrics calculated using cemetery operating results.
(3) Metrics calculated using funeral operating results.
(4) Excludes preneed interest earnings reflected in financial revenue.
•Total revenue for the three months ended September 30, 2024 increased $10.2 million compared to the three months ended September 30, 2023. We experienced a 26.1% increase in the number of preneed interment rights (property) sold and a 4.4% increase in the average price per preneed interment right sold. Additionally, we experienced a 3.1% decrease in funeral contract volume, which was offset by a 3.1% increase in the average revenue per funeral contract.
•Net income for the three months ended September 30, 2024 increased $5.2 million compared to the three months ended September 30, 2023. We experienced an $8.1 million increase in gross profit contribution from our businesses, which was partially offset by a $2.9 million increase in income tax expense.
•Total revenue for the nine months ended September 30, 2024 increased $22.8 million compared to the nine months ended September 30, 2023. We experienced a 28.2% increase in the number of preneed interment rights (property) sold and an 8.4% increase in the average price per preneed interment right sold. Additionally, we experienced a 4.1% decrease in funeral contract volume, which was partially offset by a 3.7% increase in the average revenue per funeral contract.
•Net income for the nine months ended September 30, 2024 increased $1.3 million compared to the nine months ended September 30, 2023. We experienced a $20.1 million increase in gross profit contribution from our businesses, which was partially offset by a $15.4 million increase in general, administrative and other expenses, primarily composed of one-time costs related to executive severance payments and the Company’s review of strategic alternatives and a $3.9 million increase in income tax expense.

REVISED 2024 OUTLOOK

	Revised 2024 Outlook	Previous 2024 Outlook
(in millions, except per share amounts)

Total revenue	$395 - $405	$390 - $400
Adjusted consolidated EBITDA	$120 - $125	$117 - $123
Adjusted diluted EPS	$2.45 - $2.55	$2.30 - $2.40
Adjusted free cash flow	$55 - $65	$55 - $65

The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, October 31, 2024 at 9:30 a.m. central time. To participate in the call, please dial 888-224-1005 (Conference ID - 6660738) or to listen live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Funeral operating revenue	$59,347	$58,533	$185,150	$183,673
Cemetery operating revenue	32,988	24,315	95,339	74,465
Financial revenue	7,306	5,247	21,362	17,407
Ancillary revenue	1,046	1,156	3,375	3,445
Divested revenue	—	1,243	1,272	4,696
Total revenue	$100,687	$90,494	$306,498	$283,686

Funeral operating EBITDA	$22,384	$21,871	$73,277	$69,749
Funeral operating EBITDA margin	37.7%	37.4%	39.6%	38.0%

Cemetery operating EBITDA	15,883	8,980	44,900	30,163
Cemetery operating EBITDA margin	48.1%	36.9%	47.1%	40.5%

Financial EBITDA	6,681	4,849	19,732	16,223
Financial EBITDA margin	91.4%	92.4%	92.4%	93.2%

Ancillary EBITDA	156	147	522	366
Ancillary EBITDA margin	14.9%	12.7%	15.5%	10.6%

Divested EBITDA	(161)	288	42	1,464
Divested EBITDA margin	—%	23.2%	3.3%	31.2%
Total field EBITDA	$44,943	$36,135	$138,473	$117,965
Total field EBITDA margin	44.6%	39.9%	45.2%	41.6%

Total overhead	$14,199	$12,848	$53,980	$38,200
Overhead as a percentage of revenue	14.1%	14.2%	17.6%	13.5%

Consolidated EBITDA	$30,744	$23,287	$84,493	$79,765
Consolidated EBITDA margin	30.5%	25.7%	27.6%	28.1%

Other expenses and interest
Depreciation & amortization	$5,610	$5,186	$17,274	$15,623
Non-cash stock compensation	1,850	1,992	4,521	6,155
Interest expense	8,035	9,278	25,071	27,213
Other	400	55	1,597	(50)
Pretax income	$14,849	$6,776	$36,030	$30,824
Net tax expense	4,983	2,131	12,932	9,049
Net income	$9,866	$4,645	$23,098	$21,775
Special items(1)	$342	$829	$12,554	$534
Tax on special items	114	238	4,168	154
Adjusted net income	$10,094	$5,236	$31,484	$22,155
Adjusted net income margin	10.0%	5.8%	10.3%	7.8%

Adjusted basic earnings per share	$0.66	$0.35	$2.08	$1.48
Adjusted diluted earnings per share	$0.64	$0.33	$2.02	$1.42

GAAP basic earnings per share	$0.65	$0.31	$1.52	$1.46
GAAP diluted earnings per share	$0.63	$0.30	$1.48	$1.39

Weighted average shares o/s - basic	15,011	14,820	14,951	14,791
Weighted average shares o/s - diluted	15,491	15,514	15,400	15,480

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$30,744	$23,287	$84,493	$79,765
Special items(1)	—	973	12,456	973
Adjusted consolidated EBITDA	$30,744	$24,260	$96,949	$80,738
Adjusted consolidated EBITDA margin	30.5%	26.8%	31.6%	28.5%

(1) A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,260	$1,523
Accounts receivable, net	30,913	27,060
Inventories	8,230	8,347
Prepaid and other current assets	3,198	4,791
Total current assets	43,601	41,721
Preneed cemetery trust investments	102,391	96,374
Preneed funeral trust investments	108,956	107,842
Preneed cemetery receivables, net	50,049	35,575
Receivables from preneed funeral trusts, net	22,315	21,530
Property, plant and equipment, net	279,534	287,484
Cemetery property, net	113,091	114,580
Goodwill	414,859	423,643
Intangible and other non-current assets, net	39,175	37,677
Operating lease right-of-use assets	15,522	16,295
Cemetery perpetual care trust investments	85,925	85,331
Total assets	$1,275,418	$1,268,052
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$4,015	$3,842
Accounts payable	15,054	11,866
Accrued and other liabilities	41,101	35,362
Total current liabilities	60,170	51,070
Acquisition debt, net of current portion	5,350	5,461
Credit facility	138,293	177,794
Senior notes	396,421	395,905
Obligations under finance leases, net of current portion	6,107	5,831
Obligations under operating leases, net of current portion	14,660	15,797
Deferred preneed cemetery revenue	65,467	61,048
Deferred preneed funeral revenue	40,776	39,537
Deferred tax liability	50,289	52,127
Other long-term liabilities	1,391	1,855
Deferred preneed cemetery receipts held in trust	102,391	96,374
Deferred preneed funeral receipts held in trust	108,956	107,842
Care trusts’ corpus	87,018	84,351
Total liabilities	1,077,289	1,094,992
Commitments and contingencies:
Stockholders’ equity:
Common stock	269	266
Additional paid-in capital	243,259	241,291
Retained earnings	233,354	210,256
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	198,129	173,060
Total liabilities and stockholders’ equity	$1,275,418	$1,268,052

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenue:
Service revenue	$44,916	$43,708	$139,048	$136,437
Property and merchandise revenue	47,419	40,287	142,511	125,928
Other revenue	8,352	6,499	24,939	21,321
	100,687	90,494	306,498	283,686
Field costs and expenses:
Cost of service	22,739	22,650	68,119	69,202
Cost of merchandise	31,492	30,302	95,423	92,255
Cemetery property amortization	1,957	1,318	6,273	4,411
Field depreciation expense	3,411	3,634	10,283	10,546
Regional and unallocated funeral and cemetery costs	4,085	3,771	12,172	13,339
Other expenses	1,513	1,407	4,483	4,264
	65,197	63,082	196,753	194,017
Gross profit	35,490	27,412	109,745	89,669

Corporate costs and expenses:
General, administrative and other	12,206	11,303	47,047	31,682
Net loss on divestitures, disposals and impairments charges	387	423	1,955	929
Operating income	22,897	15,686	60,743	57,058

Interest expense	8,035	9,278	25,071	27,213
Net gain on property damage, net of insurance claims	—	(379)	(417)	(343)
Other, net	13	11	59	(636)
Income before income taxes	14,849	6,776	36,030	30,824
Expense for income taxes	4,930	2,058	11,962	8,899
Expense related to discrete income tax items	53	73	970	150
Total expense for income taxes	4,983	2,131	12,932	9,049
Net income	$9,866	$4,645	$23,098	$21,775

Basic earnings per common share:	$0.65	$0.31	$1.52	$1.46
Diluted earnings per common share:	$0.63	$0.30	$1.48	$1.39

Dividends declared per common share:	$0.1125	$0.1125	$0.3375	$0.3375

Weighted average number of common and common equivalent shares outstanding:
Basic	15,011	14,820	14,951	14,791
Diluted	15,491	15,514	15,400	15,480

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$23,098	$21,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,274	15,623
Provision for credit losses	2,303	2,314
Stock-based compensation expense	4,521	6,155
Deferred income tax (benefit) expense	(1,838)	87
Amortization of intangibles	1,012	982
Amortization of debt issuance costs	495	524
Amortization and accretion of debt	402	384
Net loss on divestitures, disposals and impairment charges	1,955	929
Net gain on property damage, net of insurance claims	(417)	(343)
Gain on sale of excess land	—	(658)

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(20,880)	(4,607)
Inventories, prepaid and other current assets	1,543	(52)
Intangible and other non-current assets	(3,624)	(2,285)
Preneed funeral and cemetery trust investments	(6,367)	990
Accounts payable	3,189	(117)
Accrued and other liabilities	5,909	5,297
Incentive payment from vendor	—	6,000
Deferred preneed funeral and cemetery revenue	7,546	11,110
Deferred preneed funeral and cemetery receipts held in trust	6,595	(2,259)
Net cash provided by operating activities	42,716	61,849

Cash flows from investing activities:
Acquisitions of businesses	—	(44,000)
Proceeds from divestitures and sale of other assets	12,015	2,296
Proceeds from insurance claims	403	1,388
Capital expenditures	(11,710)	(13,069)
Net cash provided by (used in) investing activities	708	(53,385)

Cash flows from financing activities:
Borrowings from the credit facility	32,100	68,100
Payments against the credit facility	(71,200)	(71,500)
Payment of debt issuance costs for the credit facility	(782)	—
Payments on acquisition debt and obligations under finance leases	(464)	(491)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	2,181	1,207
Taxes paid on restricted stock vestings and exercise of stock options	(424)	(252)
Dividends paid on common stock	(5,098)	(5,023)
Net cash used in financing activities	(43,687)	(7,959)

Net (decrease) increase in cash and cash equivalents	(263)	505
Cash and cash equivalents at beginning of period	1,523	1,170
Cash and cash equivalents at end of period	$1,260	$1,675

NON-GAAP FINANCIAL MEASURES
This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.
The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special items are taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures, which include facility repairs and improvements, equipment, furniture and vehicle purchases. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested EBITDA related to the funeral home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument business, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Operating income to Consolidated EBITDA and Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Operating income	$22,897	$15,686	$60,743	$57,058
Depreciation & amortization	5,610	5,186	17,274	15,623
Non-cash stock compensation	1,850	1,992	4,521	6,155
Net loss on divestitures, disposals and impairment charges	387	423	1,955	929
Consolidated EBITDA	$30,744	$23,287	$84,493	$79,765
Adjusted for:
Severance and separation costs(1)	$—	$—	$6,228	$—
Other special items(2)	—	973	6,228	973
Adjusted consolidated EBITDA	$30,744	$24,260	$96,949	$80,738

Total revenue	$100,687	$90,494	$306,498	$283,686

Operating income margin	22.7%	17.3%	19.8%	20.1%

Adjusted consolidated EBITDA margin	30.5%	26.8%	31.6%	28.5%

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Represents expenses related to the review of strategic alternatives.

Special items affecting Adjusted net income (in thousands) for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Severance and separation costs(1)	$—	$—	$6,228	$—
Equity award cancellation(2)	—	—	(1,336)	—
Net (gain) loss on divestitures and sale of real estate(3)	(295)	24	1,214	(550)
Impairment of goodwill, intangibles and PPE(4)	637	211	637	454
Net gain on property damage, net of insurance claims(5)	—	(379)	(417)	(343)
Other special items(6)	—	973	6,228	973
Total	$342	$829	$12,554	$534

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Primarily represents the stock compensation benefit recognized during the first quarter of 2024 for equity awards cancelled for our former Executive Chairman of the Board per his Transition Agreement, which was effective February 22, 2024.

(3) Represents the net gain or loss recognized for the sale of businesses and real estate during the periods presented.
(4) Represents tradename and property, plant and equipment impairments related to certain funeral homes recognized during the periods presented.
(5) Represents the loss on property damage, net of insurance claims for property damaged by Hurricane Ian during the third quarter of 2022 and a fire that occurred during first quarter of 2023.
(6) Represents expenses related to the review of strategic alternatives.
Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP basic earnings per share	$0.65	$0.31	$1.52	$1.46
Special items	0.01	0.04	0.56	0.02
Adjusted basic earnings per share	$0.66	$0.35	$2.08	$1.48
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP diluted earnings per share	$0.63	$0.30	$1.48	$1.39
Special items	0.01	0.03	0.54	0.03
Adjusted diluted earnings per share	$0.64	$0.33	$2.02	$1.42

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cash provided by operating activities	$20,856	$22,662	$42,716	$61,849
Cash used for maintenance capital expenditures	(2,349)	(2,203)	(5,013)	(5,926)
Free cash flow	$18,507	$20,459	$37,703	$55,923

Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments(1)	$—	$—	$—	$(8,599)
Vendor incentive payment(2)	—	—	—	(6,000)
Severance and separation costs(3)	606	—	2,866	—
Other special items(4)	833	973	2,006	973
Adjusted free cash flow	$19,946	$21,432	$42,575	$42,297

(1) During the nine months ended September 30, 2023, we withdrew $8.6 million of realized capital gains and earnings from our preneed funeral and cemetery trust investments. In certain states, we are allowed to withdraw these funds prior to the delivery of preneed merchandise and service contracts. While the realized capital gains and earnings are not recognized as revenue, they increase our cash flow from operations.

(2) During the nine months ended September 30, 2023, we received a $6.0 million incentive payment from a vendor for entering into a strategic partnership agreement to market and sell prearranged funeral services in the future. While the incentive payment was not recognized as revenue, it increased our cash flow from operations.

(3) Primarily represents the cash paid to our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and cash paid to our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(4) Represents cash paid for professional services related to the review of strategic alternatives.
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the nine months ended September 30, 2024 and 2023:

	Current(1)		Adjustments(1)		Revised(1)
	Nine months ended September 30,
	2024	2023	2024	2023	2024	2023
Cash provided by operating activities	$42,716	$61,849	$—	$—	$42,716	$61,849
Cash used for capital expenditures	(5,013)	(5,926)	(6,697)	(7,143)	(11,710)	(13,069)
Free cash flow	$37,703	$55,923	$(6,697)	$(7,143)	$31,006	$48,780

Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments	$—	$(8,599)	$—	$—	$—	$(8,599)
Vendor incentive payment	—	(6,000)	—	—	—	(6,000)
Severance and separation costs	2,866	—	—	—	2,866	—
Other special items	2,006	973	—	—	2,006	973
Adjusted free cash flow	$42,575	$42,297	$(6,697)	$(7,143)	$35,878	$35,154

(1) We have provided full year 2024 guidance for adjusted free cash flow based on the calculation in the current column above, which includes cash used for maintenance expenditures. However, in years subsequent to 2024, we plan to provide adjusted free cash flow guidance based on a revised adjusted free cash flow calculation, which includes cash used for total capital expenditures. The adjustments column above reflects the cash used for growth capital expenditures. The revised column above reflects adjusted free cash flow based on a calculation which includes cash used for total capital expenditures.

Revised 2024 Outlook for the estimated year ended December 31, 2024:
Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Adjusted consolidated EBITDA margin for the estimated year ended December 31, 2024:

2024E
Operating income	$80,500
Depreciation & amortization	23,000
Non-cash stock compensation	6,500
Other	—
Consolidated EBITDA	$110,000
Adjusted for:
Special items	12,500
Adjusted consolidated EBITDA	$122,500

Total revenue	$400,000

Adjusted consolidated EBITDA margin	30.6%
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the estimated year ended December 31, 2024:

2024E
GAAP diluted earnings per share	$1.96
Special items	0.54
Adjusted diluted earnings per share	$2.50
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the estimated year ended December 31, 2024:

2024E
Cash provided by operating activities	$61,300
Cash used for maintenance capital expenditures	(8,000)
Free cash flow	$53,300
Special items	6,700
Adjusted free cash flow	$60,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, technology improvements, product development, capital allocation, organizational performance, execution of our strategic objectives and growth plan, planned divestitures, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; any projections or expectations related to the conclusion of the Board's strategic review; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth plan; our ability to execute and meet the objectives of our High Performance and Credit Profile Restoration Plan, if at all; the execution of our Standards Operating and Strategic Acquisition Models; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including share repurchases, potential strategic acquisitions, internal growth projects, dividend increases, or debt repayment plans; our ability to meet the projected financial and equity performance goals to our full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the

Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, such as the COVID-19 coronavirus, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, such as those that were taken with the COVID-19 coronavirus, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; potential adverse impacts resulting from shareholder or market perceptions of our recent announcement regarding the conclusion of our Board’s review of potential strategic alternatives; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.